Exhibit A
                                                             Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of June 30, 2001
                                   (Unaudited)




Assets

Current Assets:
    Cash and temporary cash investments                      $       -
    Accounts receivable:
      Contract                                                125,277,454
      Other                                                     4,912,211
    Cost and estimated earnings in excess
      of billings on uncompleted contracts                     33,332,197
    Prepaid deferred taxes                                      9,437,804
    Other                                                         351,248
                                                              -----------

         Total current assets                                 173,310,914
                                                              -----------

Fixed Assets:
    Land                                                          930,807
    Building and improvements                                   4,426,776
    Construction equipment                                     45,899,707
    Office equipment                                            5,929,215
                                                              -----------
         Total fixed assets                                    57,186,505
    Accumulated depreciation                                  (41,856,295)
                                                              -----------

         Net fixed assets                                      15,330,210
                                                              -----------

Goodwill, net                                                 161,027,572
                                                              -----------

Deferred Debits and Other Assets                                2,323,243
                                                              -----------


         Total Assets                                        $351,991,939
                                                              ===========

                                                             Exhibit A
                                                             Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                               As of June 30, 2001
                               -------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
    Notes payable                                            $ 19,652,955
    Accounts payable                                           18,928,367
    Billings in excess of cost and estimated
      earnings on uncompleted contracts                        29,322,425
    Income taxes payable                                        1,043,512
    Other                                                      34,542,971
                                                              -----------

         Total current liabilities                            103,490,230
                                                              -----------

Long-Term Liabilities:
    Deferred income taxes                                       4,382,474
    Other                                                         375,102
                                                              -----------

         Total long-term liabilities                            4,757,576
                                                              -----------

Stockholder's Equity:
    Common stock                                                   67,143
    Capital surplus                                           228,682,790
    Retained earnings                                          14,994,200
                                                              -----------

         Total stockholder's equity                           243,744,133
                                                              -----------


         Total Liabilities and Stockholder's Equity          $351,991,939
                                                              ===========

                                                             Exhibit A
                                                             Page 3 of 3

                                 MYR GROUP INC.
                        Consolidated Statement of Income
                    For the Twelve Months Ended June 30, 2001
                    -----------------------------------------
                                   (Unaudited)





Operating Revenues                                           $680,396,698
                                                              -----------

Operating Expenses:
     Operation and maintenance                                622,409,425
     Depreciation and amortization                              8,664,415
     Taxes, other than income taxes                            25,729,421
                                                              -----------
         Total operating expenses                             656,803,261
                                                              -----------

Operating Income                                               23,593,437

Other income/(expense), net                                     1,256,876

Interest charges                                                1,127,449
                                                              -----------

Income Before Income Taxes                                     23,722,864

     Income taxes                                              10,759,844
                                                              -----------

Net Income                                                   $ 12,963,020
                                                              ===========